UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐      Preliminary Proxy Statement

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☐      Definitive Proxy Statement

☐      Definitive Additional Materials

☒      Soliciting Material under § 240.14a-12

WAYSIDE TECHNOLOGY GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On February  19, 2020, Wayside Technology Group, Inc. (the “Company”) held a conference call in connection with the Company’s announcement of its earnings for the quarter and year ended December 31, 2019. The following excerpt from the script for the conference call contains statements that may be deemed proxy soliciting materials:

Before getting into our key objectives for 2020, I’d like to briefly address the unsolicited proposal we received from the N&W Group last year. On December 10, 2019, we received a preliminary unsolicited proposal from Shepherd Kaplan Krochuk, LLC and North & Webster SSG, LLC to acquire the company for $16.38 per share, subject to certain conditions.

Although the N&W Group’s offer expired on December 16, 2019, the board took extensive measures to evaluate their proposal, including engaging Stifel Financial Corporation to act as financial advisor to the board. Wayside management, members of the board of directors and Stifel engaged with principals of the N&W Group on multiple occasions to discuss their expired bid. After a thorough review of the inbound inquiry and in consultation with our advisors, the board determined that the expired bid was not in the best interest of shareholders and did not serve as a basis for further diligence or discussion. This was communicated to the N&W Group on February 11, 2020.

The board had been engaged in constructive dialogue with the N&W Group for several months prior to receiving their proposal, as the board and our management team are always open to receiving constructive input toward our goal of increasing long-term shareholder value. Additionally, the board engaged an investor relations team at Gateway Group, Inc. in the fourth quarter of 2019, which further demonstrates our commitment to building a robust, regular and ongoing shareholder engagement program.

Forward-Looking Statements

The statements in this communication concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, and contribution of key vendor relationships and support programs. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission (the “SEC”).

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2020 annual meeting of shareholders. The Company intends to file a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s soliciting material filed with the SEC on January 15, 2020 as DEFA 14A (the “DEFA 14A”) contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. If the holdings of the Company’s securities change from the amounts provided in the DEFA 14A, such changes will be set forth in SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website at www.waysidetechnology.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10‑K for the year ended December 31, 2018. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the company’s definitive proxy statement and other materials to be filed with the SEC in connection with the 2020 annual meeting of shareholders. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.waysidetechnology.com.